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                           [Ernst & Young Letterhead]





                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 23, 2001 with respect to the financial statements of Farm Bureau Life Variable Account and February 5, 2001 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 18 to the Registration Statement (Form S-6 No. 33-12789) and related Prospectus of Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy) dated October 1, 2001.



Des Moines, Iowa                               /s/ Ernst & Young LLP
September 25, 2001